UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

Atrium Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43008	39-4639499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10578 Science Center Drive, Suite 125
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 876-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	RNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 7, 2026, Atrium Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with selected investors that qualify as “accredited investors” (collectively, the “PIPE Investors”), as defined in Rule 501(a) of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), to sell to the PIPE Investors an aggregate of (i) 5,170,384 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,134,930 shares of Common Stock (the “Warrant Shares”) (the “Offering”). The Shares were sold at a price of $7.93 per Share, and the Pre-Funded Warrants were sold at a price of $7.929 per Pre-Funded Warrant, which is the price per Share less an exercise price of $0.001 per Warrant Share. The Pre-Funded Warrants are exercisable at any time after the date of issuance and will expire when exercised in full. A holder of a Pre-Funded Warrant may not exercise such Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 9.99% or, at the election of the holder, 4.99% (the “Ownership Limit”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Upon at least 61 days’ prior notice from the holder to the Company, the holder may increase or decrease the Ownership Limit to any other percentage (not in excess of 19.99%).

The aggregate gross proceeds to the Company from the Offering are expected to be approximately $50 million before deducting placement agent fees and other offering expenses.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The closing of the Offering pursuant to the Securities Purchase Agreement is expected to occur on or about October 9, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

Leerink Partners LLC acted as lead placement agent in the Offering. Cantor Fitzgerald & Co., Barclays Capital Inc. and Wells Fargo Securities, LLC acted as placement agents in the Offering.

Registration Rights Agreement

In connection with the Offering, the Company entered into a registration rights agreement with the PIPE Investors (the “Registration Rights Agreement”), pursuant to which the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act, covering the resale of the Shares and Warrant Shares. The Company is required to file the Registration Statement with the SEC within 50 days of the Closing Date and agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC in accordance with the terms of the Registration Rights Agreement.

The foregoing descriptions of the material terms of the Securities Purchase Agreement, the Pre-Funded Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Form of Securities Purchase Agreement, the Form of Pre-Funded Warrant and the Form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 relating to the Offering is hereby incorporated by reference into this Item 3.02. The Shares, the Pre-Funded Warrants and the Warrant Shares, are being sold and/or issued without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering, as well as available exemptions under applicable state securities laws.

Item 8.01	Other Events.

On October 8, 2026, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The aggregate gross proceeds to the Company from the Offering are expected to be approximately $50 million before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the Offering, together with its existing cash, cash equivalents and marketable securities, to fund development of its two lead product candidates, other research programs, working capital and general corporate purposes. The Company estimates that the net proceeds from the Offering, together with its existing cash, cash equivalents and marketable securities, will be sufficient to fund its operations through 2028. Following the Offering, the Company will have 22,276,027 shares of Common Stock outstanding, which includes shares issued in connection with the settlement of the make whole equity awards that were made in connection with its spin-off from Avidity Biosciences, Inc.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, express or implied statements regarding the expected closing of the Offering, anticipated proceeds from the Offering and the use thereof, the sufficiency of the Company’s cash resources to fund its operations, and the Company’s plans to file the Registration Statement to register the resale of the Shares and the Warrant Shares. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the Company’s inability, or the inability of the PIPE Investors, to satisfy the conditions to closing for the Offering; the timing of the closing of the Offering; and other risks and uncertainties described under the caption “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 and in subsequent filings and furnishings, which are on file with the SEC; and risks described in other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Pre-Funded Warrant.

10.1*	Form of Securities Purchase Agreement.

10.2*	Form of Registration Rights Agreement.

99.1	Press Release, dated October 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRIUM THERAPEUTICS, INC.

Date: October 8, 2026	By:	/s/ Kathleen Gallagher
Name: Kathleen Gallagher Title: Chief Executive Officer